       1									     EXHIBIT 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, David E. Maguire, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of KEMET Corporation, and, except as corrected or supplemented in a subsequent covered report:

* no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

* no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company's audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

* Annual Report on Form 10-K filed with the Commission of KEMET
   Corporation for the fiscal year ended March 31, 2002;

* all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of KEMET Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

* any amendments to any of the foregoing.


Signature: /s/ David E. Maguire	            Subscribed and sworn to
	     --------------------			before me this 7th day of
Name:      David E. Maguire				August 2002.

Title:     Chairman, Chief Executive        	/s/  Carol Jennings
           Officer and President			--------------------
Notary Public

Date:	     August 7, 2009                		My Commission Expires:
                                        		May 18, 2009